Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Solar3D, Inc. of our report dated March 26, 2014, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of Solar3D, Inc. for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
December 23, 2014